EXHIBIT 32.1
Blackbaud, Inc.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Amendment No. 2 to Annual Report on Form 10-K/A of Blackbaud, Inc. (the “Company”) for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Anthony W. Boor, Interim President and Chief Executive Officer, and Senior Vice President and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date:	October 8, 2013	By:	/s/ Anthony W. Boor
Anthony W. Boor
Interim President and Chief Executive Officer
(Principal Executive Officer)
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)